Exhibit 10.5

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the
ISDA MASTER AGREEMENT

dated as of September 28, 2007
between
HSBC Bank USA, National Association (“Party A”)
and
Hyundai Auto Receivables Trust 2007-A (“Party B”)

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above (this “Agreement”), is part of its Schedule and is a Credit Support Document under this Agreement with respect to Party A.

Accordingly, the parties agree as follows:

Paragraphs 1 - 12. Incorporation

Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof:

Paragraph 13. Elections and Variables

(a)
Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes no additional obligations of Secured Party and, for purposes of the definition of Obligations in Paragraph 12, includes no additional obligations of Pledgor.

(b)	Credit Support Obligations.

(A) “Delivery Amount” will apply except that the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced by the words “on each Valuation Date” and the sentence beginning “Unless otherwise specified in Paragraph 13” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of:

(1)
the amount by which the Moody's Credit Support Amount exceeds the Value (determined using the Moody's Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party;

(2)
the amount by which the S&P Credit Support Amount exceeds the S&P Value (determined using the S&P Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party; and

(3)
the amount by which the Fitch Credit Support Amount exceeds the Value (determined using the Fitch Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party; and

if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(A)	Paragraph 3(b) (Return Amount) shall apply, except that:

(i)	the sentence beginning “Unless otherwise specified in Paragraph 13” shall be deleted in its entirety and replaced by the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of:

(1)
the amount by which the Value (determined using the Moody's Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party exceeds the Moody's Credit Support Amount for such Valuation Date;

(2)
the amount by which (a) the S&P Value (determined using the S&P Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party exceeds the S&P Credit Support Amount for such Valuation Date; and

(3)
the amount by which (a) the Value (determined using the Fitch Valuation Percentages) as of that Valuation Date of the Posted Credit Support held by the Secured Party exceeds the Fitch Credit Support Amount for such Valuation Date; and

(ii)	in no event shall the Secured Party be required to transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(ii)
“Credit Support Amount” (x) means, the greater of, the S&P Credit Support Amount, the Fitch Credit Support Amount or the Moody’s Credit Support Amount, in each case as calculated on a daily basis by the Valuation Agent. The Credit Support Amount shall be calculated by reference to the provisions set forth in this Annex which would result in Party A transferring the greatest amount of Eligible Credit Support to Party B or, if applicable, which would result in Party B returning the least amount of Posted Credit Support. In circumstances where more than one of the Ratings Criteria or S&P Accepted Ratings Downgrade, S&P Required Ratings Downgrade, Fitch Accepted Ratings Downgrade or Fitch Required Ratings Downgrade apply, the Credit Support Amount shall be calculated to result in Party A transferring the greatest amount of Eligible Credit Support or, if applicable, which would result in Party B returning the least amount of Posted Credit Support.

(iii)	Eligible Collateral. The following items will qualify as “Eligible Collateral”:

		Valuation Percentage:*
		Moody’s First Trigger Event	Moody’s Second Trigger Event	S&P Approved Ratings Downgrade	S&P Required Ratings Downgrade	Fitch
(A)	Cash: US Dollars in depository account form.	100%	100%	100%	80%	100%

(B)	U.S. Treasury Securities: negotiable debt obligations issued by the U.S. Treasury Department (“Treasuries”) having a remaining maturity of up to and not more than 1 year.	100%	100%	98.9%	79.1%	97.5%

(C)	Treasuries having a remaining maturity of greater than 1 year but not more than 10 years.	100%	99% (1-2yr) 98% (2-3yr) 97%(3-5yr) 96% (5-7yr) 94% (7-10yr)	98.04% (1-5yr) 92.59% (5-10yr)	78.43% (1-5yr) 74.07% (5-10yr)	86.3%

(D)	Treasuries having a remaining maturity of greater than 10 years	100%	89% (10-20yr) 87% (>20yr)	91.1%(10-20yr) 88.6%(>20yr)	72.9% (10-20yr) 70.9%(>20yr)	79%

(E)	Agency Securities: negotiable debt obligations of the Federal National Mortgage Association (FNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Home Loan Banks (FHLB), Federal Farm Credit Banks (FFCB), Student Loan Marketing Association (SLMA), Tennessee Valley Authority (TVA) (collectively, “Agency Securities”) having a remaining maturity of not more than 1 year.	100%	99%	98.5%	78.8%	95%

(F)	Agency Securities having a remaining maturity of greater than 1 year but not more than 5 years.	100%	98% (1-2yr) 97% (2-3yr) 96% (3-5yr)	98.04%	78.43%	92%

(G)	Agency Securities having a remaining maturity of greater than 5 years but not more than 10 years.	100%	94% (5-7yr) 93% (7-10yr)	92.59%	74.07%	88%

(H)	Agency Securities having a remaining maturity of greater than 10 years but not more than 20 years.	100%	89%	87.7%	70.2%	82%

(I)	Agency Securities having a remaining maturity of greater than 20 years but not more than 30 years.	100%	87%	84.4%	67.5%	82%

(J)	FHLMC Certificates. Mortgage participation certificates issued by FHLMC evidencing undivided interests or participations in pools of first lien conventional or FHA/VA residential mortgages or deeds of trust, guaranteed by FHLMC, and having a remaining maturity of not more than 30 years.	81.9%	81.9%	% to be determined	% to be determined	82%

		Valuation Percentage:*
		Moody’s First Trigger Event	Moody’s Second Trigger Event	S&P Approved Ratings Downgrade	S&P Required Ratings Downgrade	Fitch
(K)	FNMA Certificates. Mortgage-backed pass-through certificates issued by FNMA evidencing undivided interests in pools of first lien mortgages or deeds of trust on residential properties, guaranteed by FNMA, having a remaining maturity of not more than 30 years.	81.9%	81.9%	% to be determined	% to be determined	82%

(L)	GNMA Certificates. Mortgage-backed pass-through certificates issued by private entities, evidencing undivided interests in pools of first lien mortgages or deeds of trust on single family residences, guaranteed by the Government National Mortgage Association (GNMA) with the full faith and credit of the United States, and having a remaining maturity of not more than 30 years.	81.9%	81.9%	% to be determined	% to be determined	82%

(M)	Commercial Paper. Commercial Paper with a rating of at least P-1 by Moody’s, at least F-1 by Fitch and at least A-1+ by S&P and having a remaining maturity of not more than 30 days.	80%	80%	% to be determined	% to be determined	99%

(N)	Other. Other items of Credit Support approved by each applicable rating agency with such valuation percentages as determined by each applicable rating agency.	% to be determined	% to be determined	% to be determined	% to be determined	% to be determined

* The Valuation Percentage shall equal the percentage specified under such Rating Agency’s name above. If Party A is rated by more than one Rating Agency specified above, the Valuation Percentage shall equal the lowest of the applicable percentages specified above.

** A parenthetical in the form of (a-b yr) means a security having a remaining maturity greater than or equal to a years and less than b years.

*** For Cash, the amount thereof: multiplied, in the case of the S&P Value, if an S&P Required Ratings Downgrade has occurred and been continuing for at least 10 Local Business Days, by the S&P Required Ratings Downgrade Valuation Percentage set forth in paragraph 13(b)(iii) above.

(iv)	There shall be no “Other Eligible Support” for Party A for purposes of this Annex.

(v)	Thresholds.

(A)	“Independent Amount” means with respect to Party A: Not Applicable.

“Independent Amount” means with respect to Party B: Not Applicable.

(B)
“Threshold” means with respect to Party A: Infinity; provided that for (a) so long as the Moody’s First Rating Trigger Requirements apply and either (i) the Moody’s First Rating Trigger Requirements have applied since this Annex was executed or (ii) at least 30 Local Business Days have elapsed since the last time the Moody’s First Rating Trigger Requirements did not apply, the Threshold shall be zero; (b) so long as (i) an S&P Approved Ratings Downgrade has occurred and has been continuing for at least 10 Local Business Days or since this Credit Support Annex was executed or (ii) an S&P Required ratings Downgrade has occurred and is continuing, the Threshold shall be zero; (c) so long as a Fitch Approved Ratings Downgrade has occurred and has been continuing for at least 30 calendar days or since this Credit Support Annex was executed, the Threshold shall be zero.

“Threshold” means with respect to Party B: Not Applicable.

(C)	“Minimum Transfer Amount” means with respect to Party A $50,000.

“Minimum Transfer Amount” means with respect to Party B $50,000.

(D)	Rounding. The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of $10,000.00, respectively.

(c)	Valuation and Timing.

(i)
“Valuation Agent” means Party A; provided, however, that if an Event of Default shall have occurred with respect to which Party A is the Defaulting Party, Party B shall have the right to designate as Valuation Agent an independent party, reasonably acceptable to Party A, the cost for which shall be borne by Party A. All calculations by the Valuation Agent must be made in accordance with standard market practice, including, in the event of a dispute as to the Value of any Eligible Credit Support or Posted Credit Support, by making reference to quotations received by the Valuaton Agent from one or more pricing sources.

(ii)	“Valuation Date” means: each Local Business Day on which the Credit Support Amount would be greater than zero.

(iii)	“Valuation Time” means:

☐	the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

☒	the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	“Notification Time” means 1:00 p.m., New York time, on a Local Business Day.

(d)	Conditions Precedent. No event shall constitute a “Specified Condition”.

(e)	Substitution.

(i)
“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

(ii)	Consent. The Pledgor is not required to obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

(f)	Dispute Resolution.

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which a notice is given that gives rise to a dispute under Paragraph 5.

(ii)
Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: for Cash, the U.S. dollar value thereof (except as modified below), and for each item of Eligible Collateral (except for Cash), an amount in U.S. dollars equal to the product of (i) either (A) the bid price for such security quoted on such day by a principal market-maker for such security selected in good faith by the Secured Party or (B) the most recent publicly available bid price for such security as reported by a quotation service or in a medium selected in good faith and in a commercially reasonable manner by Secured Party, multiplied by (ii) the percentage figure listed in Paragraph 13(b)(ii) hereof with respect to such security.

For Cash, the amount thereof: multiplied, in the case of the S&P Value, if an S&P Required Ratings Downgrade has occurred and been continuing for at least 10 Local Business Days, by the S&P Required Ratings Downgrade Valuation Percentage set forth in paragraph 13(b)(iii) above.

(iii)	Alternative. The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)
Eligibility to Hold Posted Collateral; Custodians. Secured Party will not be entitled to hold Posted Collateral itself, and instead the Secured Party will be entitled to hold Posted Collateral through the Indenture Trustee (the “Custodian“) which Posted Collateral (i) shall not be commingled or used with any other asset held by the Indenture Trustee but shall be held in a separate trust account for this purpose only and (ii) shall not be transferred to any other person or entity but Party A pursuant to the provisions herein except (x) in any case contemplated by Paragraph 8(a) of this Annex with respect to Party A or (y) as directed by Party A; provided, however, that if the Custodian does not have a short-term debt rating of at least “A-1” by S&P, then, within 60 days, a third party custodian organized under the laws of the United States maintaining the account with a domestic office with a short-term debt rating of at least “A-1” by S&P must hold such Posted Collateral.

(ii)
Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Secured Party and without prejudice to Secured Party’s rights under Paragraph 8 of the Credit Support Annex, Secured Party will not take any action specified in such Section 6(c).

(h)	Distributions and Interest Amount.

(i)
The “Interest Rate”, with respect to Eligible Collateral in the form of Cash, for any day, will be the lesser of (x) the rate opposite the caption “Federal funds (effective)” for such day as published by the Federal Reserve Publication H.15 (519) or any successor publication as published by the Board of Governors of the Federal Reserve System and (y) the rate of interest actually received on such Cash.

(ii)	The “Transfer of Interest Amount” will be made within 3 Local Business Days after the last Local Business Day of each calendar month in an amount not to exceed the interest actually received.

(iii)	Alternative Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representations. None.

(j)	Other Eligible Support and Other Posted Support. Not Applicable.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made to the following:

Party A:	HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attn: Collateral Control Tel: 212-525-3829 Fax: 212-525-5879 Email: csacollateral@us.hsbc.com

Party B:	As set forth in the Schedule.

(l)	Addresses for Transfers.

Party A:	Cash/Interest Payments: (USD Only)
USD Cash Collateral Instructions:

Eligible Collateral (other than cash):

Party B:	Contact Indenture Trustee in the event Transfers are required.

(m)	Other Provisions.

(i)	This Credit Support Annex is a Security Agreement under the New York UCC.

(ii)
Paragraph 1(b) of this Annex is amended by deleting it and restating it in full as follows:
“(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” mean Party B, and all references in this Annex to the “Pledgor” mean Party A; provided, however, that if Other Posted Support is held by Party B, all references herein to the Secured Party with respect to that Other Posted Support will be to Party B as the beneficiary thereof and will not subject that support or Party B as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.”

(iii)	Paragraph 2 of this Annex is amended by deleting the first sentence thereof and restating that sentence in full as follows:

“Party A, as the Pledgor, hereby pledges to Party B, as the Secured Party, as security for the Pledgor's Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.”

(iv)	Only Party A makes the representations contained in Paragraph 9 of this Annex.

(v)	Paragraph 12 of this Annex is amended by deleting the definitions of “Pledgor” and “Secured Party” and replacing them with the following:

“‘Secured Party’ means Party B.
‘Pledgor’ means Party A.”

(vi)	Paragraph 12 is hereby amended by adding, in alphabetical order, the following:

“Fitch” means Fitch, Inc., or any successor to the rating business of such entity.”

“Moody’s” means Moody’s Investor Services, Inc., or any successor to the rating business of such entity.”

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating business of such entity.”

(vii)
Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for all transfer and other taxes and other costs and maintenance involved in any Transfer of Eligible Collateral.

(n)	S&P Criteria

“S&P Credit Support Amount” means, if the Threshold is zero for any Valuation Date, (a) if an S&P Approved Ratings Downgrade has occurred and has continued for 10 Local Business Days or since this Annex was executed, the Exposure; (b) if an S&P Required Ratings Downgrade has occurred and has continued for 10 Local Business Days, an amount equal to 125% of the Exposure or (c) if the Threshold is Infinity, zero.

“S&P Value” means, on any date and with respect to any Eligible Collateral, the product of (A) the bid price (or face value with respect to Cash) obtained by the Valuation Agent for such Eligible Collateral and (B)(i) if the S&P Approved Ratings Downgrade has occurred and been continuing for at least 10 Local Business Days or since this Annex was executed, the S&P Approved Ratings Downgrade Valuation Percentage or (ii) if a S&P Required Ratings Downgrade has occurred and been continuing for at least 10 Local Business Days, S&P Required Ratings Downgrade Valuation Percentage, as applicable, for such Eligible Collateral set forth in Paragraph 13(b)(iii). For purposes here, for Cash: the amount thereof: multiplied, in the case of the S&P Value, if an S&P Required Ratings Downgrade has occurred and been continuing for at least 10 Local Business Days, by the S&P Required Ratings Downgrade Valuation Percentage set forth in paragraph 13(b)(iii) above

(o)	Fitch Criteria

“Fitch Credit Support Amount“ means with respect to a Party A Rating Downgrade relating to an action taken by Fitch that has been continuing for at least thirty (30) days, the "Fitch Credit Support Amount" shall mean an amount in USD equal to the sum of (a) Party B's Exposure and (b) the Notional Volatility Buffer. Notional Volatility Buffer, as determined by the Valuation Agent for any date, means the Notional Amount of the Transaction on such date multiplied by the Volatility Buffer Percentage for such date as set out in the table below on such date.

Fitch Volatility Buffer:

	Remaining Weighted Average Maturity (years)
The higher of the Fitch credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	1	2	3	4	5	6	7	8
At least “AA-”	0.8%	1.7%	2.5%	3.3%	4.0%	4.7%	5.3%	5.9%
“A+/A”	0.6%	1.2%	1.8%	2.3%	2.8%	3.3%	3.8%	4.2%
“A-/BBB+” or lower	0.5%	1.0%	1.6%	2.0%	2.5%	2.9%	3.3%	3.6%

	Remaining Weighted Average Maturity (years)
The higher of the Fitch credit rating of (i) Party A and (ii) the Credit Support Provider of Party A, if applicable	9	10	11	12	13	14	Greater than or equal to 15
At least “AA-”	6.5%	7.0%	7.5%	8.0%	8.5%	9.0%	9.5%
“A+/A”	4.6%	5.0%	5.3%	5.7%	6.0%	6.4%	6.7%
“A-/BBB+” or lower	4.0%	4.3%	4.7%	5.0%	5.3%	5.6%	5.9%

(p)	Moody’s Ratings Criteria.

“Moody’s First Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Ratings Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

Moody’s Credit Support Amount.* With respect to a Moody’s First Trigger Event or a Moody’s Second Trigger Event relating to an action taken by Moody’s, the “Credit Support Amount” shall mean with respect to a Pledgor on a Valuation Date the sum of:

(i)	With respect to a Moody’s First Trigger Event:

(A)	the greater of the Secured Party’s Exposure and $0, plus

(B)	Notional Amount times the relevant percentage set out in Table B below.

(ii) With respect to a Moody’s Second Trigger Event:

(A)
the greater of the Secured Party’s Exposure, $0 or the amount owed by Party A on the next Payment Date (as such term is defined in the Confirmation for each outstanding Transaction under this Agreement), plus

(B)	Notional Amount times the relevant percentage set out in Table B below.

* To the extent that both the Moody’s Credit Support Amount and the S&P Credit Support Amount apply, the greater of the two amounts shall be the Credit Support Amount.

TABLE B

Weighted Average Life of Hedge in Years	Moody’s First Trigger Event has Occurred	Moody’s Second Trigger Event has Occurred
1	0.15%	0.50%
2	0.30%	1.00%
3	0.40%	1.50%
4	0.60%	1.90%
5	0.70%	2.40%
6	0.80%	2.80%
7	1.00%	3.20%
8	1.10%	3.60%
9	1.20%	4.00%
10	1.30%	4.40%
11	1.40%	4.70%
12	1.50%	5.00%
13	1.60%	5.40%
14	1.70%	5.70%
15	1.80%	6.00%
16	1.90%	6.30%
17	2.00%	6.60%
18	2.00%	6.90%
19	2.00%	7.20%
20	2.00%	7.50%
21	2.00%	7.80%
22	2.00%	8.00%
23	2.00%	8.00%
24	2.00%	8.00%
25	2.00%	8.00%
26	2.00%	8.00%
27	2.00%	8.00%
28	2.00%	8.00%
29	2.00%	8.00%
30	2.00%	8.00%

Accepted and agreed:

HSBC BANK USA, NATIONAL ASSOCIATION		HYUNDAI AUTO RECEIVABLES TRUST 2007-A

		By:	Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee

By:	/s/ Jason Saturno	By:	/s/ W. Chris Sponenberg
	Name: Jason Saturno		Name: W. Chris Sponenberg
	Title: Vice President		Title: Vice President
	Date: September 28, 2007		Date: September 28, 2007

S-1